EXHIBIT 32: Certificate pursuant to 18 U.S.C. ss. 1350

 In connection with the Annual Report of China YCT International Group, Inc. (the “Company”) on Form 10-K for the period ending March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September __, 2011	/s/ Yan Tinghe
Yan Tinghe, Chief Executive Officer

September __, 2011	/s/ Li Chuanmin
Li Chuanmin, Chief Financial Officer